UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2022

METHODE ELECTRONICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33731	36-2090085
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8750 West Bryn Mawr Avenue
Chicago, Illinois		60631-3518
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 708 867-6777

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.50 Par Value	MEI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 14, 2022, Methode Electronics, Inc. (“Methode”) amended the Change in Control Agreements with Mr. Duda, Chief Executive Officer, Mr. Tsoumas, Chief Financial Officer, Mr. Khoury, Chief Operating Officer, and Ms. Barry, Chief Administrative Officer (the “Amendments”). The Amendments modify the method used to calculate the payout in the event the executive is terminated without good cause or voluntarily terminates his or her employment for good reason within two years of a change in control or during a period pending a change in control. In such event, the amount payable to each executive includes a lump sum equal to a multiple (three times for Mr. Duda and two times for the other executives) of the executive’s target annual bonus amount for the fiscal year in which the termination occurs. If the target annual bonus amount has not been determined as of the termination date, the calculation will be based on the executive’s target annual bonus amount for the previous fiscal year.

Prior to these Amendments, the calculation was based on the lesser of: (a) the executive’s target bonus amount for the fiscal year in which the termination occurs, or (b) the actual bonus the executive earned in the prior fiscal year. The Amendments did not modify any other provisions of the Change in Control Agreements.

The Amendments were approved by Methode’s Compensation Committee in connection with its annual review of the executive Change in Control Agreements. In reviewing the Amendments, our Compensation Committee considered advice from its independent compensation consultant regarding market practices and peer comparisons.

The Form of Amendment to Change in Control Agreement for Mr. Duda is attached as Exhibit 10.1 to this Current Report on Form 8-K and the Form of Amendment to Change in Control Agreement for Messrs. Tsoumas and Khoury and Ms. Barry is attached as Exhibit 10.2 to this Current Report on Form 8-K.

The foregoing description of the Amendments is not intended to be complete and is qualified in its entirety by reference to the complete text of the Amendments, which are filed as Exhibit 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

d)
Exhibits:

Exhibit Number	Description
10.1	Form of Amendment to Change in Control Agreement (CEO).
10.2	Form of Amendment to Change in Control Agreement (NEOs Other Than CEO).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Methode Electronics, Inc.

Date:	December 19, 2022	By:	/s/ Ronald L.G. Tsoumas
Ronald L.G. Tsoumas Chief Financial Officer